                                                                    Exhibit 3.09

                             MEMBERSHIP AGREEMENT
                                      of
                          NEXTMEDIA OUTDOOR, L.L.C.,
                     a Delaware limited liability company

ARTICLE I
        ORGANIZATION.....................................................................................................    5
        ------------
        1.1      Formation...............................................................................................    5
                 ---------
        1.2      Name....................................................................................................    5
                 ----
        1.3      Registered Office; Registered Agent; Principal Office in the United States; Other Offices...............    5
                 -----------------------------------------------------------------------------------------
        1.4      Foreign Qualification...................................................................................    6
                 ---------------------
        1.5      Term....................................................................................................    6
                 ----
ARTICLE 2
        DEFINITIONS......................................................................................................    7
        -----------
        2.1      Definitions.............................................................................................    7
                 -----------
        2.2      Construction............................................................................................   14
                 ------------

ARTICLE 3
        MEMBERSHIP.......................................................................................................   14
        ----------
        3.1      Initial Members.........................................................................................   14
                 ---------------
        3.2      Representations and Warranties..........................................................................   15
                 ------------------------------
        3.3      Additional Members......................................................................................   16
                 ------------------
        3.4      Interests in a Member...................................................................................   16
                 ---------------------
        3.5      Liability to Third Parties..............................................................................   16
                 --------------------------
        3.6      Withdrawal..............................................................................................   17
                 ----------
        3.7      Lack of Authority.......................................................................................   17
                 -----------------
        3.8      Certificates of Membership..............................................................................   17
                 --------------------------
        3.9      Membership Interests....................................................................................   18
                 --------------------

ARTICLE 4
        CONTRIBUTIONS....................................................................................................   18
        -------------
        4.1      Initial Contributions...................................................................................   18
                 ---------------------
        4.2      Additional Contributions................................................................................   18
                 ------------------------
        4.3      [Intentionally Omitted].................................................................................   18
                 -----------------------
        4.4      Return of Contributions.................................................................................   18
                 -----------------------
        4.5      Capital Accounts........................................................................................   18
                 ----------------

ARTICLE 5
        ALLOCATIONS AND DISTRIBUTIONS....................................................................................   19
        -----------------------------
        5.1      Allocations of Profits and Losses.......................................................................   19
                 ---------------------------------
        5.2      Special Allocations of Profits and Losses...............................................................   20
                 -----------------------------------------

                 (a)      Minimum Gain Chargeback-Company Nonrecourse Liabilities........................................   20
                          -------------------------------------------------------
                 (b)      Minimum Gain Chargeback-Member Nonrecourse Debt................................................   21
                          -----------------------------------------------
                 (c)      Qualified Income Offset........................................................................   21
                          -----------------------
                 (d)      Optional Basis Adjustments.....................................................................   22
                          --------------------------
                 (e)      Nonrecourse Deductions.........................................................................   22
                          ----------------------
                 (f)      Member Nonrecourse Deductions..................................................................   22
                          -----------------------------
        5.3      Curative Allocations....................................................................................   22
                 --------------------
        5.5      Other Allocation Rules..................................................................................   24
                 ----------------------
        5.6      Allocations of Profit and Loss in Respect of Disposition of Membership Interest.........................   25
                 -------------------------------------------------------------------------------
        5.7      Distributions...........................................................................................   25
                 -------------
        5.8      Distributions on Termination............................................................................   25
                 ----------------------------
        5.9      Distributions in Respect of Membership Interests........................................................   25
                 ------------------------------------------------
        5.10     Withheld Amounts........................................................................................   26
                 ----------------

ARTICLE 6
        MANAGEMENT.......................................................................................................   26
        ----------
        6.1      Management by Managers..................................................................................   26
                 ----------------------
                 (a)      Management by Managers.........................................................................   26
                          ----------------------
                 (b)      Number; Tenure; Qualifications.................................................................   27
                          ------------------------------
                 (c)      Vacancy; Removal; Resignation..................................................................   27
                          -----------------------------
                 (d)      Duties.........................................................................................   28
                          ------
                 (e)      Delegation of Authority........................................................................   28
                          ------------- ---------
                 (f)      Compensation...................................................................................   28
                          ------------
                 (g)      No Liability...................................................................................   28
                          ------------
        6.2      Meetings of the Managers................................................................................   28
                 ------------------------
                 (a)      Regular Meetings...............................................................................   28
                          ----------------
                 (b)      Special Meetings; Notice.......................................................................   29
                          ------------------------
                 c)       Quorum; Voting; Manner of Acting...............................................................   29
                          --------------------------------
                 (d)      Telephone Meetings.............................................................................   29
                          ------------------
                 (e)      Action by the Managers without a Meeting.......................................................   30
                          ----------------------------------------
        6.3      Management Powers.......................................................................................   30
                 -----------------
        6.4      Officers................................................................................................   34
                 --------
                 (a)      Designation: Tenure: Compensation..............................................................   34
                          ---------------------------------
                 (b)      Resignation....................................................................................   34
                          -----------
                 (c)      Delegation of Authority........................................................................   35
                          -----------------------
        6.5      Duties and Obligations of the Managers..................................................................   35
                 ------------------------- ------------

ARTICLE 7
        MEMBERS..........................................................................................................   36
        -------
        7.1      Meetings................................................................................................   36
                 --------
                 (a)      Member Quorum and Voting.......................................................................   36
                          ------------------------
                 (b)      Place of Meeting...............................................................................   36
                          ----------------

                 (c)      Meetings Adjourned by Members..................................................................   36
                          -----------------------------
                 (d)      Annual Meetings of Members.....................................................................   37
                          --------------------------
                 (e)      Special Meetings of Members....................................................................   37
                          ---------------------------
                 (f)      Notice of Meetings.............................................................................   37
                          ------------------
                 (g)      Members Entitled to Notice.....................................................................   37
                          --------------------------
        7.2      Voting List.............................................................................................   38
                 -----------
        7.3      Rights, Preferences and Voting of the Members...........................................................   38
                 ---------------------------------------------
                 (a)      General........................................................................................   38
                          -------
                 (b)      Additional Classes.............................................................................   39
                          ------------------
                 (c)      Voting Rights and Meetings.....................................................................   39
                          --------------------------
        7.4      Proxies.................................................................................................   39
                 -------
        7.5      Conduct of Meetings.....................................................................................   40
                 -------------------
        7.6      Action by Written Consent or Telephone Conference.......................................................   40
                 -------------------------------------------------

ARTICLE 8
        INDEMNIFICATION..................................................................................................   42
        ---------------
        8.1      Right to Indemnification................................................................................   42
                 ------------------------
        8.2      Advance Payment.........................................................................................   43
                 ---------------
        8.3      Indemnification of Officers, Employees and Agents.......................................................   43
                 -------------------------------------------------
        8.4      Appearance as a Witness.................................................................................   44
                 -----------------------
        8.5      Non-exclusivity of Rights...............................................................................   44
                 -------------------------
        8.6      Insurance...............................................................................................   44
                 ---------
        8.7      Member Notification.....................................................................................   45
                 -------------------
        8.8      Savings Clause..........................................................................................   45
                 --------------

ARTICLE 9
        TAXES............................................................................................................   45
        -----
        9.1      Tax Returns.............................................................................................   45
                 -----------
        9.2      Tax Elections...........................................................................................   46
                 -------------
        9.3      Tax Matters Partner.....................................................................................   46
                 -------------------

ARTICLE 10
        BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS.......................................................................   46
        ------------------------------------------
        10.1     Maintenance of Books....................................................................................   46
                 --------------------
        10.2     Records.................................................................................................   47
                 -------
        10.3     Reports.................................................................................................   47
                 -------
        10.4     Accounts................................................................................................   47
                 --------

ARTICLE 11
        TRANSFER OF SHARES...............................................................................................   48
        --------------------
        11.1     Restrictions on Members.................................................................................   48
                 -----------------------
        11.2     Restrictions on the Company.............................................................................   48
                 ---------------------------
        11.3     Right of First Refusal..................................................................................   48
                 ----------------------

                 (a)      Third Party Offer..............................................................................   48
                          -----------------
                 (b)      Company's Acceptance of Offer..................................................................   49
                          -----------------------------
                 (c)      Remaining Members' Right to Purchase...........................................................   49
                          ------------------------------------
                 (d)      Bona Fide Offer................................................................................   50
                          ---------------
                 (e)      Joinder........................................................................................   50
                          -------
                 (f)      Closing........................................................................................   50
                          -------
        11.4     Permitted Transfers.....................................................................................   50
                 -------------------
        11.5     Involuntary Transfers...................................................................................   51
                 ---------------------
        11.6     Sale or Merger..........................................................................................   52
                 --------------
        11.7     Preemptive Rights.......................................................................................   52
                 -----------------
        11.8     Registration Rights.....................................................................................   52
                 -------------------


ARTICLE 12
        DISSOLUTION, LIQUIDATION, AND TERMINATION........................................................................   57
        -----------------------------------------
        12.1     Dissolution.............................................................................................   57
                 -----------
        12.2     Winding Up, Liquidation, and Distribution of Assets.....................................................   58
                 ---------------------------------------------------
        12.3     Articles of Dissolution.................................................................................   60
                 -----------------------
        12.4     Certificate of Dissolution..............................................................................   60
                 --------------------------
        12.5     Return of Contribution Nonrecourse to Other Members.....................................................   60
                 ---------------------------------------------------

ARTICLE 13
        GENERAL PROVISIONS...............................................................................................   60
        ------------------
        13.1     Offset..................................................................................................   60
                 ------
        13.2     Notices.................................................................................................   61
                 -------
        13.3     Entire Agreement........................................................................................   61
                 ----------------
        13.4     Effect of Waiver or Consent.............................................................................   61
                 ---------------------------
        13.5     Amendment or Modification...............................................................................   62
                 -------------------------
        13.6     Binding Effect..........................................................................................   62
                 --------------
        13.7     Governing Law: Severability.............................................................................   62
                 ---------------------------
        13.8     Further Assurances......................................................................................   63
                 ------------------
        13.9     Waiver of Certain Rights................................................................................   63
                 ------------------------
        13.10    Indemnification.........................................................................................   63
                 ---------------
        13.11    Notice to Members of Provisions of this Agreement.......................................................   63
                 -------------------------------------------------
        13.12    Submission to Jurisdiction..............................................................................   63
                 --------------------------
        13.13    Counterparts............................................................................................   64
                 ------------
        13.14    No Third Party Rights...................................................................................   64
                 ---------------------
        13.15    Headings: Singular and Plural...........................................................................   64
                 -----------------------------

                             MEMBERSHIP AGREEMENT
                                      of
                          NEXTMEDIA OUTDOOR, L.L.C.,
                     a Delaware limited liability company


     This Membership Agreement of NextMedia Outdoor, L.L.C., a Delaware limited liability company (the "Company"), by and among the Company and all of its members, as identified on Exhibit "A" attached hereto, is entered into and effective as of the Effective Date (as defined in Section 1.1 below). Capitalized terms not otherwise defined herein shall have the meanings described to them in Article 2 of this Agreement.

                                   ARTICLE I

                                 ORGANIZATION
                                 ------------

1.1  Formation. The Members hereby agree to form the Company as a limited
     ---------
liability company under and pursuant to the provisions of the Delaware Limited Liability Company Act (the "Act") and upon the terms and conditions set forth in this Agreement. The Certificate of Formation ("Certificate") forming the Company, as filed with the Delaware Secretary of State in accordance with and pursuant to the provisions of the Act, were made effective as of October 26, 1999 (the "Effective Date"). The Company shall be managed by its Managers in accordance with the provisions of this Agreement and the Act.

1.2  Name. The name of the Company is NextMedia Outdoor, L.L.C. and all Company
     ----
business must be conducted in that name or such other names as the Managers may select from time to time, subject to applicable law.

1.3  Registered Office; Registered Agent; Principal Office in the United States;
     ---------------------------------------------------------------------------
Other Offices. The registered office of the Company required by the Act to be
-------------
maintained in the State of Delaware shall be the office of the initial registered agent named in the filing documents or such other (which need not be a place of business of the Company) as the Managers may designate time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the filing documents or such other Person or Persons as the Managers may designate from time to time in the manner provided by law. The principal of the Company in the United States shall be at such place as the Managers may designate time to time, which need not be in the State of Delaware, and the Company shall maintain records there as required by the Act and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Managers may designate from time to time.

1.4  Foreign Qualification. Prior to or within a reasonable time after the
     ---------------------
Company's conducting business in any jurisdiction other than Delaware, the Managers shall use reasonable efforts to cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Managers, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

1.5  Term. The term of the Company shall commence on the Effective Date and be
     ----
perpetual, unless the Company is sooner terminated in accordance with the terms of this Agreement or as otherwise provided by the Act.

                                   ARTICLE 2

                                  DEFINITIONS
                                  -----------

2.1  Definitions.  As used in this Agreement, the following terms have the
     -----------
following meanings:

"Act" shall have the meaning given that term in Section 1.1.

"Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments: (a) credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Sections 1 .704-2(g)(i) and Section 1 .704-2(i)(5) of the Code Regulations; and (b) debit to such Capital Account the items described in Sections 1.704-1 (b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5) and I .704(b)(2)(ii)(d)(6) of the Code Regulations. The
foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1 (b)(2)(ii)(d) of the Code Regulations and shall be interpreted consistently therewith.

"Articles of Organization ('Articles')" shall have the meaning as defined in the Act.

"Allocation Year" shall mean (i) the period commencing on the Effective Date and ending on December 31,1999; (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31; or (iii) any portion of the period described in clauses (i) or (ii) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to this Agreement.

"Board of Managers"  shall have the meaning given in Article 6.

"Business Day" shall mean any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Delaware are closed.

"Capital Account" shall mean, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(a) to each Member's Capital Account there shall be credited (i) such Member's Capital Contributions; (ii) such Member's distributive share of Profits and items in the nature of income or gain which are specially allocated pursuant to Sections 5.2 or 5.3 hereof; and (iii) the amount of any Company liabilities assumed by such Member or which are secured by any Company Property distributed to such Member; (b) to each Member's Capital Account there shall be debited (i) the amount of cash and the Gross Asset Value of any other Company Property distributed to such Member pursuant to any provision of this Agreement; (ii) such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 5.2 or 5.3 hereof; and (iii) the amount of any Company liabilities assumed by such Member or which are secured by any Company Property distributed to such Member; (c) in the event any Interests in the Company are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interests; and (d) in determining the amount of any liability for purposes of subparagraphs (a) and
(b) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Code Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Code Regulations, and shall be interpreted and applied in a manner consistent with such Code Regulations.

"Capital Contribution" shall mean, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the Interests held by such Member in the Company, including a Member's initial Capital Contribution made pursuant to Section 4.1, and a Member's additional Capital Contribution made in accordance with this Agreement.

"Certificate of Formation" shall have the meaning given in the Act.

"Code" shall mean the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

"Code Regulations" shall mean the treasury regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"Company" shall mean NextMedia Outdoor, L.L.C., a Delaware limited liability company.

"Company Property" shall mean all real and personal property acquired by the Company and any improvements thereto, and shall include both tangible and intangible property.

"Depreciation" shall mean, for each Allocation Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowed or allowable with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction allowed or allowable with respect to such asset for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction allowed or allowable with respect to such asset for such Allocation Year is zero,

Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

"Disposed," "Disposing," or "Disposition" shall mean a sale, assignment, transfer, exchange, devise, gift, donation, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law) or the acts thereof.

"Effective Date" shall have the meaning given that term in Section 1.1.

"DCA" shall mean the Delaware Corporation Act and any successor statute, as amended from time to time.

"Gross Asset Value" shall mean, with respect to any asset, the Company's adjusted basis for such asset for federal income tax purposes, except as follows: (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Managers; (b) the Gross Asset Values of all Company Property shall be adjusted to equal their respective gross fair market values, as determined by the Managers, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Members in exchange for more than a de minimis Capital Contribution; (ii) the
                                    ----------
distribution by the Company to a Member of more than a de minimis amount of
                                                       ----------
Company Property if the Managers reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; and (iii) the liquidation of the Company within the meaning of Section 1.704-1 (b)(2)(ii)(g) of the Code Regulations; provided, however, that adjustments pursuant to clauses (i) and (ii) shall be made only if the Managers reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; (c) the Gross Asset Value of any

Company Property distributed to any Member shall be the gross fair market value of such asset on the date of distribution as determined by the Managers; and (d) the Gross Asset Values of Company Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code
Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1
(b)(2)(iv) of the Code Regulations and Section 5.2(c) or (e) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent the Managers determines that an adjustment is not necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph. If the Gross Asset Value of an asset has been determined or adjusted pursuant to this paragraph, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

"Immediate Family Member" shall mean, when used in reference to any Person, any grandparent, sibling, spouse or lineal descendants of any of them and any trust or other fiduciary representation of any of them.

"Interests" shall have the meaning given that term in Section 3.9.

"Majority Vote of Interests" shall mean, with respect to any vote required or permitted to be taken by the Members, the vote of more than fifty (50%) percent of the outstanding Interests or other classes of securities of the Company entitled to vote on a particular matter.

"Manager" shall mean any natural person named in the Articles as an initial manager of the Company and any natural person hereafter elected as a Manager of the Company as provided in this Agreement, but does not include any natural person who has ceased to be a Manager of the Company.

"Member" shall mean any Person executing this Agreement as of the date hereof as a Member or hereafter admitted to the Company as a Member as provided in this Agreement, but does not include any Person who has ceased to be a Member of the Company.

"Membership Interest" means with respect to a Member, the entire interest of such Member in the Company, including its interest in Profits and Losses, its rights to distribution and information and rights to consent to or approve actions of the Company, and all other rights and obligations of such Member under this Agreement and the Act.

"Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b)(1) of the Code Regulations.

"Nonrecourse Liability" shall have the meaning set forth in Section 1 .704-2(b)(3) of the Code Regulations.

"Member Nonrecourse Debt" shall have the meaning set forth in Section 1 .704-2(b)(4) of the Code Regulations.

"Member Nonrecourse Debt Minimum Gain" shall mean an amount with respect to each Member Nonrecourse Debt equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Code Regulations.

"Member Nonrecourse Deductions" shall have the meaning set forth in Section 1 ..704-2(i)(1) of the Code Regulations.

"Company Minimum Gain" shall have the meaning set forth in Section 1 .704-2(b)(2) of the Code Regulations.

"Company Nonrecourse Deductions" shall have the meaning set forth in Section 1 ..704-2(b)(1) of the Code Regulations.

"Percentage Interest" shall mean, with respect to one or more classes or groups of Interests of any Person, as of any date, the ratio of the number of Interests held by such Person to the aggregate number of Interests outstanding (exclusive of any Interests held in the treasury of the Company). A Percentage Interest shall be represented by a fraction (expressed as a percentage), the numerator of which is the number of outstanding Interests owned of record by such Person and the denominator of which is the aggregate number of all outstanding Interests.

"Person" shall mean any individual, partnership, limited partnership, limited liability company, trust, corporation, estate or other entity.

"Proceeding" shall have the meaning given that term in Section 8.1.

"Profits" and "Losses" shall mean, for each Allocation Year, an amount equal to the Company's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this paragraph shall be added to such taxable income or loss; (b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1
(b)(2)(iv)(1) of the Code Regulations, and not otherwise taken into account in computing Profits or Losses pursuant to this paragraph shall be subtracted from such taxable income or loss; (c) in the event the Gross Asset Value of any Company Property is adjusted, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses; (d) gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;
(e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year; and (f) notwithstanding any other provision of this paragraph, any items which are specially allocated pursuant to Section 5.2 or Section 5.3 hereof shall not be taken into account in computing Profits or Losses.

"Regulatory Allocations" shall have the meaning given in Section 5.3.

"Required Withholding" shall have the meaning given in Section 5.10.

"Sharing Ratio" with respect to any Member means a fraction (expressed as a percentage), the numerator of which is the aggregate Capital Contributions theretofore made to the Company by the Member and the denominator of which is the sum of all Capital Contributions theretofore made to the Company by all Members.

"Withholding Member" shall have the meaning given in Section 5.10. Other terms defined herein have the meanings so given them.

2.2  Construction. Whenever the context requires, the gender of all words used
     ------------
in this Agreement includes the masculine, feminine and neuter. All references to specific articles and sections refer to articles and sections of this Agreement, and all references to Exhibits are exhibits attached hereto, each of which is made a part hereof for all purposes.

                                   ARTICLE 3

                                  MEMBERSHIP
                                  ----------

3.1  Initial Members. The initial Members of the Company are the Persons
     ---------------
executing this Agreement as of the date of this Agreement as Members, each of which is admitted to the Company as a member effective contemporaneously with the execution by such Person of this Agreement.

3.2  Representations and Warranties. Each Member hereby represents and warrants
     ------------------------------
to the Company and each other Member that (a) if that Member is a corporation, it is duly organized, validly existing, and in good standing under the law of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein); (b) if that Member is a limited liability company, it is duly organized, validly existing, and in good standing under the law of the state of its organization and is duly qualified and in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein); (c) if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and in good standing under the law of the state of its formation, and if required by law is duly qualified to do business and in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b) or (c), as applicable, are true and correct with respect to each partner, trustee, or other member thereof; (d) each Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Member have been duly taken; (e) that Member has duly executed and delivered this Agreement; and (f) that Member's authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which that Member is a part or by which it is bound.

3.3  Additional Members. Additional Persons may be admitted as Members of the
     ------------------
Company and Interests may be created and issued to those Persons and to existing Members upon terms and conditions as the Managers may determine from time to time, by the approval of a Majority Vote of Interests. The terms of admission of new Members or any issuance of securities provide for the creation of new classes or groups of securities having greater, lesser or differing rights, powers and preferences in relation to existing classes or groups of securities of the Company. The Managers shall reflect the creation of any new class or group of securities or Members in an amendment or addendum to this Agreement stating with specificity all such rights, powers and preferences. Subject to all other requirements contained herein or the Act, the admission of new Members shall be effective only after the prospective new Member has executed delivered to the Managers documentation acceptable to the Managers in its sole discretion containing a notice address, an agreement to be bound by this Agreement, and representations warranties that the representations and warranties in Section
3.2 are true, correct and complete with respect to the new Member.

3.4  Interests in a Member. Unless approved by a Majority Vote of Interests, a
     ---------------------
Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Disposed of such that, after the Disposition, (a) the Company would be considered to have terminated within the meaning of Section 708 of the Code or (b) that Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company. Upon any breach of the provisions of clause (b) of the immediately preceding sentence, Company shall have the option to buy, and on exercise of that option, the breaching Member shall sell all of its Interests, all in accordance with Section 11.5.

3.5  Liability to Third Parties.  No Member or Manager shall be liable for the
     --------------------------
obligations or liabilities of the Company, including under a judgment decree or order of a court.

3.6  Withdrawal. Except as otherwise provided herein, no Member shall withdraw
     ----------
from the Company without the consent of the Majority Vote of Interests. Except as otherwise provided in the Act, upon withdrawal, the withdrawing Member is entitled to receive any distribution to which he is entitled under this Agreement through the date of withdrawal. Any withdrawing Member shall not be entitled to the return of any Capital Contributions or the balance of his Capital Account.

3.7  Lack of Authority. No Member (other than a duly elected Manager or officer)
     -----------------
has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

3.8  Certificates of Membership. The Company shall have the power to issue
     --------------------------
certificates of membership representing the number of Interests owned by the Members ("Certificates"). The Certificates representing all Interests issued by the Company to all Members shall have endorsed upon the face or reverse thereof the following legends:

"The Interests represented by this certificate have not been registered under the Securities Act of 1933, as amended (the 'Act"), and may not be sold, assigned, pledged, hypothecated or otherwise transferred in the absence of an effective registration statement covering such Interests under the Act or an opinion of counsel satisfactory to the Company that such registration is not required."

"The sale, assignment, transfer, pledge, encumbrance, or other disposition of the Interests evidenced by this certificate is subject to all of the terms, restrictions and conditions of the Membership

Agreement of the Company dated as of October 26, 1999, by and among the Company and the Members of the Company, a copy of which is on file and open to inspection at the offices of the Company." Company shall replace any mutilated, lost, stolen or destroyed Certificate upon proper identification, indemnity satisfaction to the Company and payment of any charges incurred in such replacement.

3.9  Membership Interests. The ownership interests of the Members in the
     --------------------
Company shall be represented by one or more classes or groups of Membership Interests ("Interests"). The Company may create additional classes of Interests having such rights and preferences with respect to allocations, distributions, authority and voting, as the Company shall specify in writing.

                                   ARTICLE 4

                                 CONTRIBUTIONS
                                 -------------

4.1  Initial Contributions.  Contemporaneously with their execution of this
     ---------------------
Agreement, each initial Member shall make its initial Capital Contribution to the Company. Exhibit "A" sets forth the number of Interests of each class held of record by the initial Members.

4.2  Additional Contributions. No Member shall be required to make any
     ------------------------
additional Capital Contributions to the Company.

4.3  [Intentionally Omitted]
     -----------------------

4.4  Return of Contributions. A Member is not entitled to the return of any part
     -----------------------
of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

4.5  Capital Accounts. A Capital Account shall be established and maintained for
     ----------------
each Member. In the event the Managers determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with Section 1.704-1 (b)(2)(iv) of the Code Regulations, the Managers may make such modification. The Managers shall adjust the amounts debited or credited to Capital Accounts with respect to (i) any property contributed to the Company or distributed to the Members, and (ii) any liabilities which are secured by such contributed or distributed property or which are assumed by the Company or Members, in the event the Managers determines such adjustments are necessary or appropriate pursuant to Section 1.704-1 (b)(2)(iv) of the Code Regulations. The Managers shall make appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Section 1.704(b) of the Code Regulations.

                                   ARTICLE 5

                         ALLOCATIONS AND DISTRIBUTIONS
                         -----------------------------

     5.1  Allocations of Profits and Losses.
          ---------------------------------

          (a) After giving effect to the allocations set forth in Sections 5.2 and 5.3 of this Agreement, and after giving effect to all distributions of cash, or property (other than cash or property to be distributed pursuant to Article
12), Profits shall be allocated among the Members in the following manner:

               (i) First: Profits equal to the deficit balance (if any) in each Member's Capital Account shall be allocated to such Member; provided, however, that if, at the time of such allocations, more than one Member has a deficit balance in its Capital Account, Profits shall be allocated first to cause the deficit balances in the Capital Accounts of the Members to be in the same proportion to one another as are their respective Sharing Ratios and thereafter, Profits shall be allocated among the Members, pro rata in accordance with their respective Sharing Ratios until each Member's Capital Account has a zero balance.

               (ii) Second: All remaining Profits shall be allocated to the Members in the amounts necessary to cause their positive Capital Account balances to be in accordance with their Sharing Ratios.

               (iii) Third: All remaining Profits shall be allocated among the Members, pro rata in accordance with their respective Sharing Ratios.

          (b) After giving effect to the allocations set forth in Sections 5.2 and 5.3 of this Agreement, but subject to Section 5.1(c) of this Agreement, Losses and other items of credit shall be allocated among the Members in the following manner:

               (i) First, Losses shall be allocated to the Members in the amounts necessary to cause their Capital Account balances to be in proportion to their Sharing Ratios (11)

               (ii) Second, all remaining Losses shall be allocated to the Members, pro rata, in accordance with their respective Sharing Ratios.

          (c) The Losses allocated pursuant to Section 5.1(b) hereof to any Member for any Fiscal Year shall not exceed the maximum amount of Losses that may be allocated to such Member without causing such Member to have an Adjusted Capital Account Deficit at the end of such Fiscal Year. All Losses in excess of the limitation in this Section 5.1(c) shall be allocated solely to the other Members pursuant to Section 5.1(b). If no other Member may receive an additional allocation of Loss pursuant to the preceding of this Section 5.1(c), such additional Losses not allocated pursuant to Section 5.1(b) or the preceding sentence shall be allocated to the Members in accordance with their

Sharing Ratios.

     5.2  Special Allocations of Profits and Losses.
          -----------------------------------------

          (a)  Minimum Gain Chargeback-Company Nonrecourse Liabilities. If there
               -------------------------------------------------------
is a net decrease in Company Minimum Gain during any Fiscal Year, certain items of income and gains hall be allocated (on a gross basis) to the Members in the amounts and manner described in Treasury Regulations Section 1.704-2(f) and
(j)(2)(i) and (ii), subject to the exemptions set forth in Treasury Regulations
Section 1.704-2(f)(2), (3), (4) and (5). This Section 7.2(a) is intended to comply with the minimum gain chargeback requirement (set forth in Treasury Regulations Section 1.704-2(f)) relating to Company nonrecourse liabilities (as defined in Treasury Regulations Section l.704-2(b)(3)) and shall be so interpreted.

          (b)  Minimum Gain Chargeback-Member Nonrecourse Debt. If there is a
               -----------------------------------------------
net decrease in Member Minimum Gain during any Fiscal Year, certain items of income and gain shall be allocated (on a gross basis) as quickly as possible to those Members who had a share of the Member Minimum Gain (determined pursuant to Treasury Regulations Section 1.704-2(i)(5)) in the amounts and manner described in Treasury Regulations Section 1.704-2(i)(4), (j)(2)(ii), and(j)(2)(iii). This
Section 5.2(b) is intended to comply with the minimum gain chargeback requirement (set forth in Treasury Regulations Section 1.704-2(1)(4)) relating to Member nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) and shall be so interpreted.

          (c)  Qualified Income Offset.  If, after applying Section 5.2(a) and
               -----------------------
Section 5.2(b) any Member has an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated (on a gross basis) to each Such Member in an amount and mariner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible. This Section 5.2(c) is intended to constitute a "qualified income offset" under Section 1.704-(b)(2)(ii)(d) and shall be interpreted in accordance therewith.

          (d)  Optional Basis Adjustments. To the extent an adjustment to the
               --------------------------
adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704- 1
(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

          (e)  Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal
               ----------------------
Year shall be allocated to the Members in accordance with their Sharing Ratios.

          (f)  Member Nonrecourse Deductions. Member Nonrecourse Deductions
               -----------------------------
shall be allocated pursuant to Treasury Regulations Section 1.704-2(b)(4) and
(i)(1) to the Members who bear the economic risk of loss with respect to the deductions.

     5.3  Curative Allocations. The allocations set forth in Section 5. 1 (c)
          --------------------
and Section 5.2(a) through Section 5.2(f) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.3).Therefore, notwithstanding any other provisions of this Article 5 (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 5.1 (a) and Section 5.1(b) hereof. In exercising its discretion under this Section 5.3, the Manager shall take into account future Regulatory Allocations under Sections 5.2(a) and 5.2
(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 5.2(e) and 5.2(f).

     5.4  Tax Allocations. Code Section 704(c).
          ------------------------------------

          (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes. be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value (computed in accordance with Section 4.5 hereof). A Member's distributive share of income, gain, loss or deduction with respect to any Such property shall be determined in accordance with the principles of the traditional method set forth in Treasury Regulations Section 1.704-3(b)(1).

          (b)  If the Book Value of any Company asset is adjusted pursuant to
Section 4.5 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

          (c) Any other elections or decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.4 are solely for purposes of federal, state, and local taxes and shall not affect or in any way be taken into account in computing any Member's Capital Account, or share of Profits, Losses, and other items or distributions pursuant to any provision of this Agreement.

     5.5  Other Allocation Rules.
          ----------------------

          (a) For federal income tax purposes, every item of income, gain, loss and deduction shall be allocated among the Members in accordance with the allocations under Sections-5.1, 5.2, 5.3 and 5.4.

          (b) The Members are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their Interests of Company income and loss for income tax purposes.

          (c) It is intended that the allocations in Sections 5.1, 5.3 and 5.4 hereof effect allocation for federal income tax purposes consistent with Section 704 of the Code and comply with any limitations or restrictions therein. The Manager shall have complete discretion to make the allocations pursuant to this
Article 5 in any manner consistent with Section 704 of the Code, and to amend the provisions of this Agreement as appropriate to comply with the Treasury Regulations promulgated under Section 704 of the Code, if, in the opinion of counsel. (i) such an amendment is required to reflect allocations among the Members consistent with those Treasury Regulations and (ii) any such modification shall not have a material effect on the amounts distributable to any Member pursuant to Sections 5.7. and 5.8 hereof.

          (d) The Members agree that their Sharing Ratios represent their respective interests in Company Profits for purposes of allocating excess nonrecourse liabilities (as defined in Treasury

Regulations Section 1.752-3(a)(3)) pursuant to Treasury Regulations Section 1.752.3(a)(3).

     5.6  Allocations of Profit and Loss in Respect of Disposition of
          -----------------------------------------------------------
Membership Interest. If any Membership Interest is Disposed of, or is increased
-------------------
or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year, each item of Company Profit and Loss for such year shall be divided and allocated among the Members in question by taking account of their varying interests in the Company during such year on a daily, monthly, or other basis, as determined by the Manager using an permissible method under Section 706 of the Code and the Treasury Regulations thereunder. Notwithstanding any provision above to the contrary, gain or loss realized in connection with a sale or other disposition of any Company assets shall be allocated solely among the Members owning a Membership Interest in the Company as of the date such sale or other disposition occurs in accordance with their Sharing Ratios.

     5.7  Distributions. Subject to Section 5.3 distributions will be made from
          -------------
the Company to the Members at the times and in the amounts as determined by the Managers, and shall be made to the Members pro rata in accordance with their respective Sharing Ratios as of the date of such distribution.

     5.8  Distributions on Termination. Upon the dissolution and winding-up of
          ----------------------------
the Company, y its assets shall be distributed in the manner prescribed in
Section 12.2 hereof.

     5.9  Distributions in Respect of Membership Interests. Distributions in
          ------------------------------------------------
respect of Membership Interests shall be made only to the Persons who, according to the Company's books and records, are the holders of record of the Membership Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company nor any Member shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Company or such Member has knowledge or notice of any Disposition or purported Disposition of ownership of a Member's Membership Interest.

     5.10 Withheld Amounts. To the extent that the Company is required to
          ----------------
withhold and pay over, or otherwise pay, any withholding or other tax (the "Required Withholding") with respect to a Member as a result of such Member's participation in the Company (the "Withholding Member"), then the Company shall give notice of the Required Withholding to the Withholding Member and the Withholding Member shall be required, within 90 days of the receipt of such notice, to reimburse the Company for the Required Withholding; provided, however, that in the event that the Company makes a distribution to the Withholding Member prior to being reimbursed in full by the With-holding Member, the Company may deduct the Required Withholding, or any unreimbursed portion thereof, from the Withholding Member's distribution. The failure of a Member to reimburse the Company for the Required Withholding within such 90-day period shall result in the Required Withholding being treated as a loan from the Company to the Withholding Member. Such loan shall bear interest and shall be repaid out of future distributions otherwise payable to the Withholding Member, or, at such Member's election, out of its separate funds.

                                   ARTICLE 6

                                  MANAGEMENT
                                  ----------

6.1  Management by Managers.
     ----------------------

     (a)  Management by Managers. The management of the Company is vested in the
          ----------------------
Managers, which shall have (subject to the limitations imposed by this Agreement) full, exclusive and complete discretion in the management and control and in the making of all decisions affecting the Company's business.

     (b)  Number; Tenure; Qualifications. The Managers shall be elected by the
          ------------------------------
Members at an annual or special meeting of the Members in accordance with
Article 7 of this Agreement. All Managers shall be natural persons. The number of Managers may be increased or decreased from time to time by the majority of Members; provided, however, that there shall not be less than one nor more than five (5) Managers, with one seat on the Board of Managers to be reserved for former Shareholders of Promote It, Inc. Each Manager shall hold office for the term for which he is elected and thereafter until his successor has been elected and qualified, or until his death, resignation or removal. Unless otherwise provided in the Articles, Managers need not be Members or residents of the State of Delaware.

     (c)  Vacancy; Removal; Resignation. In the event any Manager dies or is
          -----------------------------
unwilling or unable to serve as such or is removed from office, a successor manager shall be elected or appointed in accordance with this Section. Any Manager position to be filled by reason of an increase in the number of Managers, may be filled by (a) election at an annual or special meeting of the Members called for that purpose or (b) the affirmative vote of a majority of the remaining Managers though less than a quorum of the Managers. A Manager elected to fill a vacancy occurring other than by reason of an increase in the number of Managers shall be elected by a majority of Members for the unexpired term of his predecessor in office. Any Manager may be removed, with or without cause, by a majority vote of Interests represented at any meeting of Members at which a quorum of Members is present and is called expressly for that purpose, or by a Majority Vote of Interests pursuant to a written consent adopted pursuant to this Agreement. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     (d)  Duties. Each Manager shall perform his duties as a Manager in good
          ------
faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A person who so performs his duties shall not have any liability by reason of being or having been a Manager of the Company.

     (e)  Delegation of Authority. The Managers shall have the power to delegate
          -----------------------
authority to such committees of Managers, officers, employees, agents and representatives of the Company as it may from time to time deem appropriate. Any delegation of authority to take any action must be approved in the same manner as would be required for the Managers to approve such action hereby.

     (f)  Compensation. The Managers shall receive such compensation, if any,
          ------------
for their services as may be designated from time to time by the Managers and approved by a majority vote of Interests present at any meeting of Members which a quorum of Members is present. In addition, the Managers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder, including the portion of their overhead reasonably allocable to Company activities.

     (g)  No Liability. A Manager shall not be liable under a judgment, decree
          ------------
or order of court, or in any other manner, for a debt, obligation or liability of the Company.

6.2  Meetings of the Managers.
     ------------------------

     (a)  Regular Meetings. The Managers shall hold regular meetings no less
          ----------------
frequently than once every calendar year and shall establish meeting times, dates and places and requisite notice requirements (not shorter than those provided in Section 6.2(b)) and adopt rules or procedures consistent with the terms of this Agreement. Unless otherwise approved by the Managers, each regular meeting of the Managers will be held at the Company's principal place of business. At such meetings the Managers shall transact such business as may properly be brought before the meeting, whether or not notice of such meeting referenced the action taken at such meeting.

     (b)  Special Meetings; Notice. Special meetings of the Managers may be
          ------------------------
called by any two Managers. Notice of each such meeting shall be given to each Manager on the Managers by telephone, telecopy, telegram or similar method (in each case, notice shall be given at least seventy-two (72) hours before the time of the meeting) or sent by first-class mail (in which case notice shall be given at least five (5) days before the meeting), unless a longer notice period is established by the Managers. Each such notice shall state (i) the time, date, place (which shall be at the principal office of the Company unless otherwise agreed to by all Managers) or other means of conducting such meeting and (ii) the purpose of the meeting to be so held. No actions other than those specified in the notice may be considered at any special meeting unless unanimously approved by the Managers. Any Manager may waive notice of any meeting in writing before, at, or after such meeting. The attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except when a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called.

     (c)  Quorum; Voting; Manner of Acting. A majority of the required number of
          --------------------------------
Managers, as specified in the Articles or specified in accordance with this Agreement, shall constitute a quorum for the transaction of business unless a greater number is required by the Articles for a quorum. Each Manager shall have one (1) vote, and a majority vote of the total number of the Managers shall be required on actions taken on behalf of the Company.

     (d)  Telephone Meetings. Any action required to be taken at a meeting of
          ------------------
the Managers, or any action that may be taken at a meeting of the Managers, may be taken at a meeting held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting.

     (e)  Action by the Managers without a Meeting. Notwithstanding anything to
          ----------------------------------------
the contrary in this Section 6.2, the Managers may take without a meeting any action that may be taken by the Managers under this Agreement if such action is approved by a majority of the total number Managers on the Managers in the form of a written consent; provided, that, each Manager has received a copy of the proposed written consent prior thereto, and shall promptly thereafter receive written confirmation that the proposed action or resolution has been approved or adopted by the Managers by written consent.

6.3  Management Powers.
     -----------------

     (a) Except for situations in which the approval of the Members is required by this Agreement or by non-waivable provisions of applicable law, and subject to the provisions of Section 6.3(b), (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers, and (ii) the Managers shall make all decisions and take all actions for the Company not otherwise provided for in this Agreement, including, without limitation, the following:

          (i) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

          (ii) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

          (iii) Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purpose of the Company;

          (iv) Open and maintain bank and investment accounts and arrangements, draw checks and other orders for the payment of money, and designate individuals with authority to sign or give instructions with respect to those accounts and arrangements;

          (v)    Maintain the assets of the Company;

          (vi)   Collect sums due the Company;

          (vii) To the extent that funds of the Company are available therefor, pay debts and obligations of the Company;

          (viii) Acquire, utilize for Company purposes, and Dispose of any asset of the Company, including, without limitation, the securities of any subsidiary company;

          (ix) Borrow money and issue evidence of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

          (x) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

          (xi) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

          (xii) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

          (xiii) Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

          (xiv) Engage in any kind of activity and performance and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Manager liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

          (xv) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

          (xvi) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or any Manager in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

          (xvii) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, Interests or other interests in or obligations of domestic or foreign corporations, associations, general or limited companies, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any instrumentality of any of them;

          (xviii) Indemnify a Member or Manager or former Member or Manager, and to make any other indemnification that is authorized by this Agreement in accordance with the Act; and

          (xix) To issue, sell or create a new class of Interests, options, warrants, rights to purchase or other securities of the Company.

     (b) Notwithstanding the provisions of Section 6.3(a), no action may be taken by the Company (whether by the Managers or otherwise) in connection with any of the following matters without the Majority Vote of Interests (unless applicable provisions of the Act or this Agreement require approval by Members holding a greater percentage interest):

          (i)     Any act in contravention of this Agreement;

          (ii)    A material change in the nature of the Company's business;

          (iii) The sale, lease, exchange or Disposition of (other than by way of a pledge, mortgage, deed of trust or trust indenture) all or substantially all the Company's property and assets (with or without good will);

          (iv) The contribution of additional capital or lending of money to the Company by any Member;

          (v) Making tax elections and other decisions affecting the tax treatment of any Member.

          (vi) Commingling of any Company monies with monies of any Member or maintaining any Company funds in other account in the Company;

          (vii)   Admission of any Person as a Member;

          (viii) Merging or consolidating the Company with or into any partnership, limited liability company, corporation or other entity; or

          (ix)    The amendment or restatement of the Articles.

6.4  Officers.
     ---------

     (a)  Designation: Tenure: Compensation. The Managers may, from time to
          ---------------------------------
time, designate one or more natural persons to be officers of the Company. An officer must be a natural person, but need not be a resident of the State of Delaware, a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Managers may, from time to time, delegate to them. The Managers may assign titles to particular officers which may include, without limitation, Chairman, Managing Director, Director, President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President, Secretary, Assistant Secretary, Treasurer and Assistant Treasurer. Unless the Managers decides otherwise, if the title is one commonly used for officers of a business corporation formed under the DCA, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such officer by the Managers pursuant to the third sentence of this Section 6.4(a), or (ii) any delegation of authority and duties made to one or more Managers pursuant to Section 6.1(e). Each officer shall hold office for a term as determined by the Managers. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managers.

     (b)  Resignation. Any officer may resign at any time. Such resignation
          -----------
shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Managers whenever in its judgment the best interests of the Company will be served thereby. Any vacancy occurring in any office of the Company may be filled by the Managers.

     (c)  Delegation of Authority.  Notwithstanding anything to the contrary
          -----------------------
contained herein, the officers of the Company are specifically delegated the authority to manage the day-to-day operations of the Company and, in furtherance thereof, the president and other authorized officers of the Company are authorized to take all such actions as may be necessary, appropriate or advisable within the scope of their respective authority.


6.5  Duties and Obligations of the Managers.
     ------------------------- ------------

     (a) The Managers shall cause the Company to conduct its business and operations separate and apart from that of any Member or Manager or any of its affiliates, including, without limitation, (i) segregating Company assets and not allowing funds or other assets of the Company to be commingled with the funds or other assets or, held by, or registered in the name of, any Member or Manager or any of its affiliates, (ii) maintaining books and financial records of the Company separate from the books and financial records of any Member or Manager and its affiliates, and observing all Company procedures and formalities, including, without limitation, maintaining minutes of Company meetings and action on behalf of the Company only pursuant to due authorization of the Members, (iii) causing the Company to pay its liabilities from assets of the Company, and (iv) causing the Company to conduct its dealings with third parties in its own name and as a separate and independent entity.

     (b) The Managers shall take all actions which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged and (ii) for the accomplishment of the Company's purposes in accordance with the provisions of this Agreement and applicable law.

                                   ARTICLE 7

                                    MEMBERS
                                    -------

7.1  Meetings.
     --------

     (a)  Member Quorum and Voting. A quorum shall be present at a meeting of
          ------------------------
Members if the holders of a majority of Interests of the Members entitled to vote are represented at the meeting in person or by proxy. With respect to any matter, the affirmative vote of a majority of the Interests represented at a meeting of Members at which a quorum is present shall be the act of the Members, unless a greater number of affirmative votes is required by these Articles, this Agreement or the Act.

     (b)  Place of Meeting. All meetings of the Members shall be held at the
          ----------------
principal place of business of the Company or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof; provided, that any or all Members may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 7.6.

     (c)  Meetings Adjourned by Members.  Notwithstanding anything to the
          -----------------------------
contrary contained in the Articles or this Agreement, the chairman of the meeting or the holders of a majority of the Interests shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Members, such time and place shall be determined by a vote of the holders of a majority of the Interests. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

     (d)  Annual Meetings of Members. An annual meeting of the Members for the
          --------------------------
selection of the Managers and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date and at such time as the Managers shall fix and set forth in the notice of the meeting, which date shall be within thirteen
(13) months subsequent to the date of organization of the Company or the last annual meeting of Members, whichever most recently occurred.

     (e)  Special Meetings of Members. Special meetings of the Members for any
          ---------------------------
proper purpose or purposes may be called at any time by the Managers or the holders of at least fifty percent (50%) of the Percentage Interests of all Members. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a business within the purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members.

     (f)  Notice of Meetings. Written or printed notice stating the place, day
          ------------------
and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or Members calling the meeting, to each Member entitled to vote at such meeting. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at his most recent address on file at the principal office of the Company, with postage thereon prepaid.

     (g)  Members Entitled to Notice. The date on which notice of a meeting of
          --------------------------
Members is mailed or the date on which the resolution of the Managers declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting, including any adjournment thereof, or the Members entitled to receive such distribution.

7.2  Voting List The Managers shall prepare, at least ten (10) days before each
     -----------
meeting of Members, an alphabetical list of all the Members entitled to vote at such meeting or any adjournment thereof, with the address of, and the number of Interests held by, each Member. Such list shall for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting. The original membership records shall be prima-fade evidence as to who are the Members entitled to examine such list or transfer records or to vote at any meeting of Members. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at the meeting.

7.3  Rights, Preferences and Voting of the Members.
     ---------------------------------------------

     (a)  General. Being a holder of any class of Interests does not entitle a
          -------
Person to become a Member of the Company or to exercise any rights or powers of a Member. A Person may only become a Member of the Company pursuant to the provisions set forth in this Agreement. The rights of Members who hold Interests, together with any qualifications, limitations and restrictions with respect thereto, are set forth in this Agreement and the Act. Any Person holding Interests who is not a Member of the Company shall not be entitled to share in the profits and losses of the Company, to receive distributions, allocations of income, gain, loss deduction or credit to the extent authorized by this Agreement and the Act and as shall be applicable to the number of Interests held by such Person. Subject to the provisions of this Agreement, there shall be no limit of the number of Interests which may be issued by the Company.

     (b)  Additional Classes.  The Company is not prohibited from creating
          ------------------
additional classes of L.L.C. Interests or issuing Interests of such classes which may have or provide to holders thereof rights, powers and/or preferences senior or superior in any respect to those rights, powers and preferences granted to Members or other Persons holding Interests.

     (c)  Voting Rights and Meetings. Any holder of Interests who is a Member of
          --------------------------
the Company shall be entitled to attend all special and annual meetings of the Members of the Company and, together with Members holding other classes of L.L.C. Interests entitled to attend and vote at such meetings, to vote upon any matter properly considered and acted upon by the Members of the Company. Members holding Interests are entitled to one (1) vote per Share (including fractional Interests). Persons who hold Interests but who are not Members of the Company are not entitled to attend meetings of the Members and/or vote such Interests with respect to any matters.

7.4  Proxies. A Member may vote either in person or by proxy executed in writing
     -------
by the Member. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Managers, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Managers, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Percentage Interests that are the subject of such proxy are to be voted with respect to such issue.

7.5  Conduct of Meetings. All meetings of the Members shall be presided over by
     -------------------
the chairman of the meeting, who shall be designated by a majority of the Managers. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

7.6  Action by Written Consent or Telephone Conference.
     -------------------------------------------------

    (a) Any action required or permitted to be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all outstanding Interests entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each Member who signs the consent. No written consent shall be effective to take the action that is referred to therein unless, within sixty (60) days after the date of the earliest dated consent delivered to the Company in the manner required by this Section, written consents signed by the number of holders of Interests required to take action are delivered to the Company. Delivery shall be by hand or certified or registered mail return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Managers. A telegram, telex, cablegram or similar transmission by a Member, or a photographic, photostat, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section. Within ten (10) days after obtaining such authorization by written consent, notice must be given to those Members who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action is a merger, consolidation, sale or exchange of assets, or other action for which dissenter's rights are provided by law, the notice shall contain a clear statement of the right of dissenting Members to be paid the fair value of their Interests upon compliance with further provisions of law regarding the rights of dissenting Members.

    (b) The record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office or its principal place of business. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Managers.

    (c) If any action by Members is taken by written consent, any articles or documents filed with the Secretary of State of Delaware as a result of the taking of the action shall state in lieu of any statement required by the Act concerning any vote of Members that written consent has been given in accordance with the provisions of the Act and that any written notice required by the Act has been given.

    (d) Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence m person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE 8

                                INDEMNIFICATION
                                ---------------

8.1  Right to Indemnification. Subject to the limitations and conditions as
     ------------------------
provided in this Article 8, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding by reason of the fact that he, or a Person of whom he is the legal representative, is or was a Manager of the Company or while a Manager of the Company is or was serving at the request of the Company as a manager, officer, employee, agent or counsel shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exist or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article 8 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article 8 shall be deemed contract rights, and no amendment, modification or repeal of this Article 8 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article 8 could involve indemnification for negligence or under theories of strict liability.

8.2  Advance Payment The right to indemnification conferred in this Article 8
     ---------------
shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under
Section 8.1 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by such Person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article 8 and a written undertaking by or on behalf of such Person to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article 8 or otherwise.

8.3  Indemnification of Officers. Employees and Agents. The Company by
     -------------------------------------------------
adoption of a resolution of the Managers, may indemnify and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Managers under this Article 8 and the Company may indemnify and advance expenses to Persons who are not or were not Managers, officers, representatives, employees or agents of the Company but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Managers under this Article 8.

8.4  Appearance as a Witness. Notwithstanding any other provision of this
     -----------------------
Article 8, the Company may pay or reimburse expenses incurred by a Manager in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

8.5  Non-exclusivity of Rights. The right to indemnification and the advancement
     -------------------------
and payment of expenses conferred in this Article 8 shall not be exclusive of any other right which a Manager or other Person indemnified pursuant to Section
8.3 may have or hereafter acquire under any law (common or statutory), provision of the Articles or this Agreement, agreement, vote of Members or disinterested Managers or otherwise.

8.6  Insurance. The Company may purchase and maintain insurance, at its expense,
     --------
to protect itself and any Person who is or was serving as a Manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a manager, officer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this
Article 8.

8.7  Member Notification. To the extent required by law, any indemnification of
     -------------------
or advance of expenses to a Manager or any other Person in accordance with this
Article 8 shall be reported in writing to the Members with or before the notice or waiver of notice of the next Members' meeting or with or before the next submission to Members of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

8.8  Savings Clause. If this Article 8 or any portion hereof shall be
     --------------
invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager or any other Person indemnified pursuant to this Article 8 as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article 8 that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE 9

                                     TAXES
                                     -----

9.1  Tax Returns. The Managers shall cause to be prepared and filed all
     -----------
necessary federal and state income tax returns for the Company, including making the elections described in Section 9.2. Each

Member shall furnish to the Managers all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

9.2  Tax Elections. The Company shall adopt the calendar year as the Company's
     -------------
fiscal year on the appropriate tax returns and make any and all such other elections in accordance with Section 6.3(b). Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of Chapter I of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such an election.

9.3  Tax Matters Partner. The Managers shall designate one Manager to be the
     -------------------
"tax matters partner" of the Company pursuant to Section 6231 (a)(7) of the Code. Any Member who is designated "tax matters partner" shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6223 of the Code. Any Member who is designated "tax matters partner" shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before fifteen (15) Business Days after becoming aware thereof and, within that time, shall forward to each other member copies of all significant written communications it may receive in that capacity. Any Member who is designated "tax matters partner" may not take any action contemplated by Sections 6222 through 6231 of the Code without the consent of a Majority Vote of Interests, but this sentence does not authorize such Member take any action left to the determination of an individual Member under Sections 6222 through 6231 of the Code.

                                  ARTICLE 10

                  BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS
                  ------------------------------------------

10.1 Maintenance of Books. The Company shall keep books and records of accounts
     --------------------
and shall keep minutes of the proceedings of its Members, the Managers and each other committee of the Managers. The calendar year shall be the accounting year of the Company.

10.2 Records. At the expense of the Company, the Managers shall maintain or
     -------
cause to be maintained records and accounts of all operations and expenditures of the Company. At a minimum the Company shall keep at its principal place of business the following records:

     (a) A current list of the full name and last known business address of each Member and Manager, both past and present;

     (b) A copy of the Articles of Organization of the Company and all certificates of amendments thereto, together with executed copies of any powers of attorney pursuant to which any certificate was executed;

     (c) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three (3) most recent years;

     (d) Copies of the Company's currently effective Membership Agreement, copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property, or services, and copies of any financial statements of the Company for the three (3) most recent years;

     (e)  Minutes of every meeting;

     (f) Any written consents obtained from Members for actions taken by Members without a meeting; and

     (g)  All items required by the Act.

10.3 Reports. On or before 15th day of the third month of each year during the
     -------
term of the Company, the Managers shall cause each Member to be furnished with a summary of the Company's financial statements for the preceding year.

10.4 Accounts. The Managers shall establish and maintain one or more separate
     --------
bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Managers determines. The Managers may not commingle the Company's funds with the funds of any Member, however, Company funds may be invested in a manner the same as or similar to the Managers' investment of their own funds or investments by their affiliates.

                                  ARTICLE 11

                              TRANSFER OF SHARES
                              ------------------

11.1 Restrictions on Members. Except as otherwise provided herein and so long as
     -----------------------
this Agreement shall remain in full force and effect, no Member shall Dispose of any of their Interests now or hereafter owned or held (hereinafter referred to as a "Transfer") without the Majority Vote of Interests and unless such Disposition is made in accordance with the provisions of this Agreement. Any attempted Disposition by a Member of his Interests, or any part thereof, in the Company other than in accordance with this Agreement shall be, and is hereby declared, null and void ab initio.

11.2 Restrictions on the Company. The Company shall not cause or permit the
     ---------------------------
Transfer of any Certificate representing any Interests to be made on its books unless the Transfer is permitted by and made in accordance with the terms of this Agreement. Any purported Transfer of Interests by the Company in violation of this Agreement shall be null and void, and shall not operate to transfer any right, title or interest in such Interests to the purported transferee.

11.3 Right of First Refusal.
     ----------------------

     (a)  Third Party Offer. Any Member (the "Selling Member") who has received
          -----------------
a bona fide
offer from a third party prospective purchaser (the "Qualified Purchaser") to purchase all or any portion of the Selling Member's Interests, before selling his Interests, shall first offer the sale thereof to the Company upon the same terms and conditions stipulated in the offer.

     (b)  Company's Acceptance of Offer. The Managers, without the participation
          -----------------------------
of the Selling Member, shall determine whether the Company will accept the Selling Member's offer described above. In the event that the Company does not accept said offer by written notice forwarded no later than thirty (30) days following receipt of such offer, then the Selling Member shall offer such Interests to the other Members (the "Remaining Members") upon the same terms and conditions stipulated in the offer.

     (c)  Remaining Members' Right to Purchase. The Remaining Members shall have
          ------------------------------------
the right to purchase all, but not part, of the offered Interests in such portions as they shall agree upon; but if they fail to agree, then each of them shall be entitled to purchase a fraction thereof, the numerator of which is the total number of Interests owned by such Remaining Members and the denominator of which is the total number of Interests owned by all of the Remaining Members. If the Remaining Members do not exercise their rights by written notice forwarded no later than thirty (30) days after receipt of such offer, then the Selling Member may sell all or a portion of his Interests to the Qualified Purchaser under the same terms and conditions as are set forth in the original bona fide offer. The sale to the Qualified Purchaser must be consummated within thirty
(30) days from the last date on which the Remaining Members had the right to accept the offer to purchase. Evidence that the sale has been so consummated shall be supplied in writing by the Selling Member and the Qualified Purchaser to the Company and the Remaining Members. If the sale has not been consummated within said thirty (30) day period, the rights of the Company and the Remaining Members to purchase shall again attach to the Interests of the Selling Member and no sale may be made to any purchaser without again complying with the provisions of this Section 11.3.

     (d)  Bona Fide Offer. Whenever the term "bona fide offer" is used in this
          ---------------
Agreement, it means an offer evidenced by a written contract to buy the Interests accompanied by a deposit of a sum not less than twenty (20%) percent of the total proposed purchase price.

     (e)  Joinder. No Selling Member shall sell his Interests unless the
          -------
Qualified Purchaser, contemporaneously with his purchase of the Interests, joins in and becomes bound through a valid written instrument by the terms, conditions and provisions of this Agreement. The Company shall not issue or grant any Interests or other securities of the Company unless the proposed holder thereof, contemporaneously with such issuance or grant, joins in and becomes bound through a valid written instrument by the terms, conditions and provisions of this Agreement.

     (f)  Closing. The purchase referred to in this Section shall be closed (the
          -------
"Closing") within thirty (30) days following acceptance by the Company or the Remaining Members, as the case may be (the "Closing Date"). The Closing shall be held at the offices of Leibowitz & Associates, P.A., 1 S.E. 3/rd/ Avenue, Suite 1450, Miami, Florida 33131 at 10:00 a.m. on the Closing Date, or at such other time or place as parties may agree. At the Closing: (i) the Selling Member shall deliver (A) Certificates representing the Interests sold by the Selling Member subject to no pledge, lien or encumbrance (B) appropriate blank L.L.C. Share powers, properly executed, and (C) any and all other documents that may be reasonably required by the purchaser thereof and (ii) the Company or the Remaining Members, as the case may be, shall pay the agreed-upon consideration.

11.4 Permitted Transfers. Any Member shall (a) have the right to sell, convey or
     -------------------
transfer (which shall include a devise by will or by intestate succession) all or any portion of his Interests of the

Company, to any Immediate Family Member, without regard to the provisions of Sections 11.1 or 11.3 hereof, provided, that, such transferee joins in and becomes bound through a valid written instrument by all terms, conditions and provisions applicable to the transferor of escrow under this Agreement. For purposes of this Agreement, references to a Member shall include all Immediate Family Members owning Interests and the aggregate Interests owned by all such persons shall be deemed the aggregate number of Interests owned by a Member. Notwithstanding anything to the contrary contained herein, a permitted transferee shall at all times be (i) considered the same as and in one with the transferring Member; and (ii) subject to enforcement of the provisions of this Agreement against the transferring Member as if such provisions were being enforced against the permitted transferee. For example, and by way of illustration only, if a Member transfers all or a portion of his Interests to a permitted transferee and subsequently is deemed a bankrupt Member, such Member and his permitted transferee must sell all of their Interests to the Company in accordance with Section 11.5, and (b) notwithstanding anything to the contrary in this Agreement, any sale or transfer to NextMedia Group, LLC, its affiliates, subsidiaries, or any party related thereto, shall be a permitted transfer without regard to the restrictions contained in Article 11.

11.5 Involuntary Transfers. The parties agree that the interests of the Company
     ---------------------
and its Members would be affected seriously by the Disposition of any Member's Interests by any legal or equitable proceedings against such Member. Accordingly, it is hereby covenanted and agreed that in the event that (a) any Member shall be adjudicated a bankrupt or make an assignment for the benefit of creditors, or (b) bankruptcy, insolvency, reorganization, arrangement, debt adjustment, liquidation or receivership proceedings in which any Member is alleged to be insolvent or unable to pay his debts as they mature are instituted by or against such Member and, if instituted against such Member, such

Member shall consent thereto to admit in writing the material allegations of the petitions filed in said proceedings or said proceedings shall remain undismissed for sixty (60) days, or (c) there is an entry of a decree or order for relief by a court having jurisdiction in the premises in respect of any Member in an involuntary case under the federal bankruptcy laws against any Member or any Member commences a voluntary case under such laws, or (d) any of the Interests of any Member are attached, or (e) any judgment is obtained in any legal or equitable proceeding against any Member and the sale of any of his Interests is contemplated or threatened under legal process as a result of such judgment, or
(f) any execution process is issued against any Member or against any of his Interests, or (g) there is instituted by or against any Member any other form of legal proceeding or process by which the sale or Transfer of any of the Interests of such Member become imminent (i.e., such Interests may be sold or Transferred either voluntarily or involuntarily within sixty (60) days), then and in any such event the Company and the other Members shall have options to purchase all, but not less than all, of such Member's Interests in accordance with the provisions of Section 11.3 in the same manner as if the Company had received notice of an offer under Section 11.3 on the date that the Company receives notice of an event described above.

11.6 Sale or Merger. In the event that a majority of the capital and Members
     --------------
contract to sell their Interests or agree to merge the Company into another entity, any other Member may participate in the transaction upon the same terms and conditions as the majority of the Members have negotiated.

11.7 Preemptive Rights. The Company elects to have preemptive rights, meaning
     -----------------
that the Members of the Company shall have a preemptive right, granted upon uniform terms and conditions to provide a fair and reasonable opportunity to exercise the right to acquire proportional amounts of the Company's Membership Units upon the decision of the Managers to issue them.

     (a) A Member may waive his preemptive right. A waiver evidenced by writing is irrevocable even though it is not supported by consideration.

     (b)  There is no preemptive right for:

          (1) Units issued as compensation for Managers, offices, agents or employees of the Company or its subsidiaries or affiliates;

          (2) Units issued to satisfy conversion or option rights created to provide compensation to Managers, officers, agents or employees of the Company or its subsidiaries or affiliates;

          (3)  Units sold otherwise than for money.

     (c) Holders of Units of any class or series without general voting rights but with preferential rights to distributions or assets have no preemptive rights with respect to Units of any class.

11.8 Registration Rights.
     -------------------

     (a)  "Piggy-Back" Registration Rights.  If at any time or times after the
          --------------------------------
date hereof, the Company shall determine or be required to register any of its stock or securities (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by Members of the Company, including pursuant to a demand of any Member exercising registration rights (a "secondary offering"), or both, other than a registration of its securities (i) on Form S-4 or S-8 under the Securities Act of 1933, as amended (the "Securities Act") including any comparable successor forms, or on another form on which such stock may not be registered; (ii) in which such securities are to be issued solely upon the exercise of stock or interest options, or securities issued solely pursuant to employee benefit plans; or (iv) in an initial underwritten offering of capital stock of the Company to the public, the Company shall promptly give written notice thereof to each holder of Membership Interests. If within 15 days after the date of such notice by the Company of the conversion of such Membership Interests into stock and the inclusion in such registration of some or all of the stock (but not any other securities) that they hold, the Company will use its best efforts to effect the registration under the Securities Act of all such stock. In the case of the registration of securities by the Company in connection with an underwritten public offering,
(a) the Company shall not be required to include any such stock in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriter or underwriters selected by it, and (b) if the managing underwriter determines that marketing factors require a limitation on the number of securities to be offered, the Company shall not be required to register the stock of the holders in excess of the amount, if any, of securities which the managing underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in excess of any amount to the registered for the Company. Any such limitation shall be imposed pro rata among all holders of stock converted by the Members requesting inclusion in the registration, based upon their relative holdings.

     (b)  Expenses.  In the case of any registration pursuant to this provision,
          --------
the Company shall bear all costs and expenses of such registration, including but not limited to, printing, legal and accounting expenses, federal and state regulatory filing fees; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the stock converted from the Membership Interests, transfer taxes, selling holders' pro rata share of the underwriters' expense allowances, or fees and expenses of legal counsel to the selling holders.

     (c)  Indemnification.  Incident to any registration statement, and subject
          ---------------
to applicable law, the Company will indemnify and hold harmless each underwriter, each holder of stock of the Company who offers or sells any such securities in connection with such registration statement (including its respective directors, officers, partners, employees and agents, "selling holders") so registered, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (or any comparable successor provisions), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, selling Members or controlling person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such selling Members expressly for use in such registration statement, such selling Members will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each other Members (including its respective directors, officers, employees and agents) so registered, and each person who controls any of them within the meaning os Section 15 of the Securities Act of Section 20 of the Exchange Act (or any comparable successor provisions), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any or them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a selling Members for indemnification in its capacity as such (and not in its capacity as an officer or director of the Company) exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnifies against equal to the proportion of the total stock sold under such registration statement which is being sold by such selling Members or (ii) the proceeds received by such selling Members from its sale of stock of the Company under such registration statement.

     (d)  Contribution.  If the indemnification provided for in (c) above for
          ------------
any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such proportion as is appropriate to reflect the relative of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on one hand and of the selling Members on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative faults of the Company on the one hand and of the selling Members on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the selling Members on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions.

     (e)  "Lock-Up" Agreements with Underwriters.  If on any occasion of
          --------------------------------------
registration in which the Company proposes to file a registration statement under the Securities Act with respect to the proposed sale of stock which has been or may be issued upon conversion of the Membership Interests pursuant to a firm-underwritten public offering, and other Members have agreed with the managing underwriter(s) not to sell any of such securities held by them for a period of time after the effectiveness of any such registration statement in order to effect an orderly public distribution thereof, then each selling Member shall enter into and execute such an agreement with such managing underwriter(s) then held by the Member during such time period on the same terms and conditions.

                                  ARTICLE 12

                   DISSOLUTION. LIQUIDATION. AND TERMINATION
                   -----------------------------------------

12.1 Dissolution. The Company shall dissolve and its affairs shall be wound up
     -----------
on, the first to occur of the following:

     (a) By the written consent of a majority of the Members to dissolve the Company; or

     (b)  Upon the occurrence of any other event of dissolution under the Act.

Notwithstanding anything contained herein or in the Act, the Company's existence shall continue upon the death, retirement, resignation, withdrawal, expulsion, bankruptcy, or dissolution of a Member or occurrence of any other event which terminates the continued membership of a Member in the Company.

12.2 Winding Up. Liquidation. and Distribution of Assets. Upon dissolution, an
     ---------------------------------------------------
accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations from the date of the last previous accounting until the date of dissolution. The Managers shall immediately proceed to wind up the affairs of the Company. If the Company is dissolved and its affairs are to be wound up, the Managers shall:

     (a) sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Managers may determine to distribute any assets to the Members in kind);

     (b) allocate any Profits or Losses resulting from such sales to the Members' Capital Accounts in accordance with Article 5;

     (c) discharge all liabilities of the Company, including liabilities to Members who are creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions, and establish such reserves as may be reasonably necessary to provide for contingencies or liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such reserves shall be deemed to be an expense of the Company);

     (d)  distribute the remaining assets in the following order:

          (i) if any assets of the Company are to be distributed in kind, the net fair market value of those assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Managers. Those assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted to reflect such deemed sale.

          (ii) the positive balance (if any) of each Member's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs) shall be distributed to the Members, either in cash or in kind, as determined by the Managers, with any assets distributed in kind being valued for this purpose at their fair market value as determined pursuant to Section subparagraph (i) above. Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Section 1.704-1
(b)(2)(ii)(b)(2) of the Code Regulations.

     (e) notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1 (b)(2)(ii)(g) of the Code Regulations, if any Member has an Adjusted Capital Account Deficit (after giving effect to all contributions, distributions, allocations, and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), the Member shall have no obligation to make any Capital Contribution, and the negative balance of the Member's Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose whatsoever.

     (f) upon completion of the winding up, liquidation, and distribution of the assets, the Company shall be deemed terminated.

     (g) the Managers shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

12.3 Articles of Dissolution. when all debts, liabilities, and obligations have
     -----------------------
been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, articles of dissolution shall be executed in duplicate and verified by the person signing the articles, which articles shall set forth the information required by the Act. Duplicate originals of the articles of dissolution shall be delivered to, and filed with, the Secretary of State of Delaware.

12.4 Certificate of Dissolution. Upon the issuance of the certificate of
     --------------------------
dissolution, the existence of the Company shall cease, except for the purpose of suits, other proceedings, and appropriate action as provided in the Act. The Managers shall have authority to distribute any Company Property discovered after dissolution, convey real estate, and take such other action as may be necessary on behalf of and in the name of the Company.

12.5 Return of Contribution Nonrecourse to Other Members. Except as provided by
     ---------------------------------------------------
law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of such Member's Capital Contribution. If the Company Property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of one or more Members, the Members shall have no recourse against any other Member.

                                  ARTICLE 13

                              GENERAL PROVISIONS
                              ------------------

13.1 Offset. Whenever the Company is to pay any sum to any Member, any amounts
     ------
that Member owes the Company may be deducted from that sum before payment.

13.2 Notices. Except as expressly set forth to the contrary in this Agreement,
     -------
all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by (i) depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested; (ii) Federal Express or similar overnight delivery service; or (iii) delivering that writing to the recipient in person, by courier, or by facsimile transmission, and a notice, request, or consent given under this Agreement is effective upon receipt by the Person to receive it. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit "A," or such other address as that Member may specify by notice to the other Members. Any notice, request, or consent to the Company or the Managers must be given to the Managers at the following address: 1 S.E. 3/rd/ Avenue, Suite 1450, Miami, Florida 33131, or other such appropriately designated address. Whenever any notice is required to be given by law, the Articles or this Agreement, a written waiver thereof signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

13.3 Entire Agreement This Agreement constitute the entire agreement of the
     ----------------
Members relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

13.4 Effect of Waiver or Consent A waiver or consent, express or implied, to or
     ---------------------------
of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

13.5 Amendment or Modification. This Agreement may be amended or modified from
     -------------------------
time to time
only by a written instrument adopted by the Managers and executed and agreed to by a Majority Vote of Interests; provided, however, that (a) an amendment or modification reducing the required measure for any consent or vote by the Members in this Agreement is effective only with the consent or vote of Members having the measure theretofore required, (b) amendments of the type described in
Section 3.3 may be adopted as therein provided, and (c) amendments to section 11.6, 11.7 and 11.8 require the consent of ninety percent (90%) of the Members.

13.6 Binding Effect Subject to the restrictions on Dispositions set forth in
     --------------
this Agreement, this Agreement are binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

13.7 Governing Law: Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE
     ---------------------------
CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Articles; (b) any mandatory provision of the Act (to the extent such statutes are incorporated into the Act); or (c) any contract or agreement, whether in writing or oral, the applicable provision of the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

13.8 Further Assurances. In connection with this Agreement and the transactions
     ------------------
contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

13.9   Waiver of Certain Rights. Each Member irrevocably waives any right it
       ------------------------
may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

13.10  Indemnification.  To the fullest extent permitted by law, each Member
       ---------------
shall indemnify the Company, each other Member and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs and attorneys' fees) they may incur on account of any breach by that Member of this Agreement.

13.11  Notice to Members of Provisions of this Agreement  By executing this
       -------------------------------------------------
Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, and (b) all of the provisions of the Articles.

13.12  Submission to Jurisdiction.  The parties to this Agreement severally,
       --------------------------
irrevocably and unconditionally (a) agree that any suit, action or other legal proceeding arising out of or relating to this Agreement may be brought in either a court of record of the State of Delaware, or the United States District Court in any District in which the Company maintains its principal office, (b) consent to the jurisdiction of each such court in any suit, action or proceeding, (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any such court, and (d) waive any right to a trial by jury.

13.13  Counterparts. This Agreement may be executed in any number of
       ------------
counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

13.14  No Third Party Rights. The provisions of this Agreement are for the
       ---------------------
exclusive benefit of the

Company and the Members and no third party (including without limitation, any creditor of the Company or Member) shall have any right or claim against the Company or any Member by reason of the provisions of this Agreement nor shall any third party be entitled to enforce any of the provisions of this Agreement against the Company or any Member.

13.15  Headings: Singular and Plural. The section headings contained herein are
       -----------------------------
for the purpose of convenience only and are not intended to define or limit the contents of said sections. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular and the singular includes the plural.




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                                                                              64

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        MEMBER

                                        By:_________________________
                                        Name:_______________________

                                                                              65